UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 16, 2025

Date of Report (date of earliest event reported)

Micron Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices and Zip Code)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2025 (the “Closing Date”), Micron Technology, Inc. (the “Company”), entered into a Term Loan Credit Agreement, by and among the Company, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Sole Bookrunner and a Joint Lead Arranger, BNP Paribas Securities Corp., Canadian Imperial Bank of Commerce, New York Branch, DBS Bank Ltd., Manufacturers and Traders Trust Company, and Oversea-Chinese Banking Corporation Limited, New York Agency, as Co-Syndication Agents and Joint Lead Arrangers, Truist Bank, as a Co-Syndication Agent, and Truist Securities, Inc., as a Joint Lead Arranger, and certain financial institutions as lenders (the “Term Loan Agreement”).

The Term Loan Agreement provides a committed term loan facility (the “Term Loan Facility”) consisting of one tranche of term loans. On the Closing Date, the Company borrowed $1.6835 billion in aggregate principal amount (the “Term Loan”). The Company will use the proceeds of such Term Loan to repay a portion of the outstanding principal balance under the Term Loan Credit Agreement dated as of November 3, 2022, as previously amended, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Mizuho Bank, Ltd., and Truist Securities, Inc. as Joint Bookrunners and Joint Lead Arrangers and certain financial institutions as lenders. The Term Loan Agreement also provides that, under certain circumstances, the Company may add one or more incremental commitments in an aggregate principal amount not to exceed $750.0 million, and which may consist of additional Term Loan commitments.

The Term Loan does not amortize and is scheduled to mature on January 17, 2029 (the “Term Loan Facility Maturity Date”). The Company must repay the outstanding principal amount of the Term Loan, together with all accrued but unpaid interest, fees and other obligations owing thereon, on the Term Loan Facility Maturity Date.

Borrowings under the Term Loan Facility will bear interest, at the Company’s option, at adjusted term SOFR or at a “base rate”, plus in either case an applicable interest rate margin depending on the Company’s corporate ratings. The additional interest rate margin for borrowings ranges from 0.875% to 1.50% per annum in the case of adjusted term SOFR borrowings and 0.00% to 0.50% in the case of base rate borrowings. The adjusted term SOFR is defined as the term SOFR reference rate for the selected interest period (subject to a 0.00% floor).

The Company is also required to pay other customary fees and costs in connection with the Term Loan Facility.

The Term Loan Agreement requires the Company to maintain, on a consolidated basis, a net leverage ratio of total net indebtedness to EBITDA, as defined in the Term Loan Agreement and calculated as of the last day of each fiscal quarter, not to exceed 3.25 to 1.00, subject to a temporary four fiscal quarter increase in such maximum ratio to 3.75 to 1.00 following certain material acquisitions.

The Company’s obligations under the Term Loan Agreement are unsecured. Additionally, as of the date of the filing of this Current Report, no subsidiaries of the Company are guarantors under the Term Loan Agreement.

The Term Loan Agreement contains representations and warranties, affirmative covenants and conditions precedent to borrowing usual and customary for credit agreements of this type. The Term Loan Agreement contains negative covenants that restrict, subject to certain exceptions, the ability of the Company and its restricted subsidiaries to:

•	in the case of the Company, consolidate with or merge with or into, or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of the properties, rights and assets of the Company and its restricted subsidiaries, taken as a whole, to another person;

•	incur, guarantee, or otherwise become liable for any indebtedness secured by a lien;

•	in the case of non-guarantor restricted subsidiaries, incur, guarantee, or otherwise become liable for any unsecured indebtedness; and

•	enter into sale and lease-back transactions.

The Company and its restricted subsidiaries are permitted to incur, guarantee or otherwise become liable for indebtedness, and to enter into sale and lease-back transactions, that would otherwise be prohibited under the negative covenants, in an aggregate amount equal to the greater of (x) $5.6 billion and (y) 15% of consolidated net tangible assets of the Company.

The Term Loan Agreement does not contain any covenant restricting the payment of dividends or the making of other restricted payments by the Company.

The following events are considered events of default under the Term Loan Agreement:

•	the Company’s failure to pay principal of the Term Loan when due;

•	the Company’s failure to pay (a) any interest or scheduled fees under the Term Loan Agreement for 5 business days after the date when due and (b) any other obligation under the Term Loan Agreement for 10 business days after the date when due;

•	the Company’s failure to comply with the net leverage ratio described above;

•	the failure by the Company or any of its restricted subsidiaries to comply with any other agreement under the Term Loan Agreement for a period of 30 days after notice of breach;

•	default under any indebtedness of the Company or a guarantor subsidiary that (a) either results from (i) failure to pay any principal of such indebtedness at its stated final maturity or (ii) a default with respect to another obligation under such indebtedness and such other default results in such indebtedness becoming due and payable before its stated maturity without such indebtedness having been discharged, cured, waived, rescinded, or annulled within 30 days and (b) the principal amount of which aggregates $100 million or more;

•	certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its significant subsidiaries;

•	an ERISA event has occurred that would reasonably be expected to result in a material adverse effect; and

•	any change of control of the Company.

If an event of default described above with respect to certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs and is continuing, then the principal amount plus interest, fees and other obligations then outstanding under the Term Loan Agreement will automatically become due and immediately payable. If any other event of default occurs and is continuing, then the administrative agent under the Term Loan Agreement may accelerate the principal amount plus interest, fees, and other obligations then outstanding under the Term Loan Agreement to become due and immediately payable.

The lenders under the Term Loan Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates, including the provision of investment banking, investment management, commercial banking and cash management services, foreign exchange and commodity hedging, and equipment financing and leasing services.

Item 1.02.  Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated the Term Loan Credit Agreement dated as of November 3, 2022 (as previously amended, the “Existing Credit Agreement”), by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Mizuho Bank, Ltd., and Truist Securities, Inc. as Joint Bookrunners and Joint Lead Arrangers and certain financial institutions as lenders. The $1.9335 billion outstanding principal amount of the term loans under the Existing Credit Agreement was repaid with proceeds of the Term Loan and cash of the Company. The description of the Existing Credit Agreement contained in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") by the Company on November 3, 2022 and Item 1.01 of the Current Report on Form 8-K filed with the SEC by the Company on and January 5, 2023 are incorporated herein by reference. The Company incurred no material early termination penalties in connection with the termination of the Existing Credit Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Fiscal 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on January 16, 2025, the Company’s stockholders voted to approve a new equity incentive plan, the 2025 Equity Incentive Plan (the “2025 Plan”). As described in the proxy materials for the Annual Meeting, the 2025 Plan will replace the Company’s Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) and the Company will cease granting awards under the 2007 Plan and under its Nonstatutory Stock Option Plan. An aggregate of 48,575,795 shares of the Company’s common stock, par value $0.10 per share, has been reserved for issuance under the 2025 Plan. A description of the 2025 Plan is included in the Company's proxy statement for the Annual Meeting as filed with the SEC on November 29, 2024.

A copy of the 2025 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on January 16, 2025, the following proposals were submitted to a vote of the Company’s stockholders:

Proposal 1

Each of the following nominees for Director were elected to serve on the Board. Each person elected as a Director will serve until the next annual meeting of stockholders or until such person’s successor is elected and qualified.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Richard M. Beyer	742,662,244	48,809,436	1,057,500	119,266,093
Lynn A. Dugle	781,080,320	10,394,969	1,053,891	119,266,093
Steven J. Gomo	775,377,442	16,087,070	1,064,668	119,266,093
Linnie M. Haynesworth	783,308,477	8,172,513	1,048,190	119,266,093
Mary Pat McCarthy	778,622,955	12,847,768	1,058,457	119,266,093
Sanjay Mehrotra	743,037,299	48,488,126	1,003,755	119,266,093
Robert Swan	787,674,987	3,693,358	1,160,835	119,266,093
MaryAnn Wright	760,783,010	30,794,388	951,782	119,266,093

Proposal 2

The proposal by the Company to approve, on a non-binding advisory basis, the compensation of its Named Executive Officers was approved with 665,885,885 votes for, 124,469,948 votes against, 2,173,347 abstentions, and 119,266,093 broker non-votes.

Proposal 3

The proposal by the Company to approve the 2025 Equity Incentive Plan was approved with 745,902,803 votes for, 45,387,251 votes against, 1,239,126 abstentions, and 119,266,093 broker non-votes.

Proposal 4

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 28, 2025 was approved with 861,292,131 votes for, 48,692,619 votes against, 1,810,523 abstentions, and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Micron Technology, Inc. 2025 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 21, 2025	By:	/s/ Michael Ray
		Name:	Michael Ray
		Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary